UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2006

United PanAm Financial Corp.

(Exact name of registrant as specified in its charter)

California	94-3211687
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-24051

3990 Westerly Place, Suite 200

Newport Beach, California 92660

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 224-1917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 30, 2006, United PanAm Financial Corp., a California corporation (the “Company”) completed the sale of its investment securities portfolio through a series of brokers’ transactions and issued a press release announcing the discontinuation of its operations related to its investment segment. The Company had historically invested in AAA-rated, United States Government Agency securities primarily to satisfy the Qualified Thrift Lender test that required its former subsidiary, Pan American Bank, FSB, a federally chartered savings association (the “Bank”), to hold at least 60% of its assets in mortgage-related securities. Since the dissolution of the Bank in February 2005, the Company has maintained its investment securities portfolio to generate a reasonable rate of return on the Company’s equity capital.

Prior to the completion of this sale, the Company’s investment securities portfolio consisted of $276.0 million in investment securities, and was financed with $262.1 million of repurchase agreements. The Company has satisfied these repurchase agreements with the proceeds of this sale and expects to record an after-tax loss of $0.7 million from the discontinuation of its investment segment in the first quarter of 2006.

A copy of the Company’s press release issued on March 30, 2006 announcing the discontinuation of its operations related to its investment segment is attached as Exhibit 99.1 to this report.

Item 9.01	Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated March 30, 2006 announcing closure of securities investment activities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp. (Registrant)

Dated: March 30, 2006	By:	/s/ Garland Koch
	Name:	Garland Koch
	Title:	Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated March 30, 2006 announcing closure of securities investment activities.

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